Exhibit 10.10

FIRST AMENDMENT

OF

APOGEE ENTERPRISES, INC.

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(2005 Restatement)

The “APOGEE ENTERPRISES, INC. DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS” as adopted by APOGEE ENTERPRISES, INC., a Minnesota corporation, and first effective January 31, 1998, and as amended and restated in a document entitled “Apogee Enterprises, Inc. Deferred Compensation Plan for Non-Employee Directors (2005 Restatement)” effective January 1, 2005 is hereby amended in the following respects:

1. DEFINITIONS. Effective December 31, 2009 for elections made by the Participant for Plan Years beginning on or after January 1, 2010, Section 2.1.12 of the Plan Statement is deleted without a replacement (and all subsequent sections are renumbered).

2. ELECTION TO RECEIVE COMMON STOCK AT A LATER DATE IN LIEU OF CASH. Effective December 31, 2009 for elections made by the Participant for Plan Years beginning on or after January 1, 2010, the second sentence in Section 4.1 of the Plan Statement is amended to read in full as follows:

The amounts to be deferred will be in the form of a Common Stock credit to the Participating Director’s Deferred Stock Account, as set forth in Section 4.2 hereof, for the amount of the Retainer and Fees the Participating Director elects to defer.

3. CREDITS TO DEFERRED STOCK ACCOUNT. Effective December 31, 2009 for elections made by the Participant for Plan Years beginning on or after January 1, 2010, Section 4.2 of the Plan Statement is amended to read in full as follows:

4.2. Credits to Deferred Stock Account . Credits to each Participant’s Deferred Stock Account shall be made quarterly as of the last business day of each calendar quarter. The amount credited for each quarter shall include 25% of the amount of the annual Retainer for the applicable Plan Year for which the Participating Director chose to defer receipt of cash. The credit to the Deferred Stock Account shall be in the form of stock units in a number equal to the number of shares of Common Stock having a Fair Market Value, as defined in Section 4.5, equal to the amount of the Retainer and Fees so elected for deferral for the applicable quarter. Amounts credited to the Deferred Stock Accounts shall be rounded to the nearest one-hundredth share. In the event that a Participating Director elects to defer less than 100% of the Retainer and Fees in shares of Common Stock, he shall receive the balance of the payment in cash.

4. SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.

February 27, 2009	APOGEE ENTERPRISES, INC.

	By	/s/ Russell Huffer
Its Chairman and Chief Executive Officer